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                                  EXHIBIT 4.1
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                       HAVERTY FURNITURE COMPANIES, INC.
                        1988 INCENTIVE STOCK OPTION PLAN

                                  1.  PURPOSE

        The purpose of Haverty Furniture Companies, Inc., 1988 Incentive Stock Option Plan (the "Plan") is to encourage and enable eligible directors, officers and key employees of Haverty Furniture Companies, Inc. (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. The Plan is also designed to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company to have the Plan qualify as an "incentive stock option plan" under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                2.  DEFINITIONS

        The following words or terms shall have the following meanings:

        (a) "Agreement" shall mean an incentive stock option agreement between the Company and an Eligible Employee pursuant to the terms of this Plan.

        (b) "Average Market Price" shall mean the mean between the high "bid" and low "ask" prices as of the close of business for the Company's shares of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System (or other national quotation service). If the Company's Common Stock is not regularly traded in the over-the-counter market but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's Common Stock on such national securities exchange.

        (c) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

        (d) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan.

        (e) "Class A Common Stock" shall mean the $1.00 par value common stock of the Company which is designated Class A Common Stock in the Sixth Article of the Company's Articles of Incorporation.

        (f) "Company" shall mean Haverty Furniture Companies, Inc., a Maryland corporation.

        (g) "Eligible Employee(s)" shall mean a person or persons regularly employed by the Company or a Subsidiary in the capacity of an officer, store manager, assistant store manager, regional manager, or key department head.





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        (h)   "Optionee" shall mean an Eligible Employee having a right to purchase Common Stock under an Agreement.

        (i) "Option(s)" shall mean the right or rights granted to Eligible Employees to purchase Common Stock under an offering made under the Plan.

        (j) "Plan" shall mean this Haverty Furniture Companies, Inc., 1988 Incentive Stock Option Plan.

        (k) "Shares," "Stock" or "Common Stock" shall mean shares of $1.00 par value common stock of the Company which is designated Common Stock in the Sixth Article of the Company's Articles of Incorporation.

        (l) "Subsidiary" shall mean any corporation, if the Company owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation.

        (m) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

                               3.  EFFECTIVE DATE

        The Effective Date of the Plan shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the stockholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of no less than a majority of the votes entitled to be cast thereon, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any Options granted in the intervening period shall be void.

                          4.  SHARES RESERVED FOR PLAN

        The shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may at the election of the Board of Directors be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 1,550,000. Any shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

        In the event of a subdivision or combination of the Company's shares, the maximum number of shares that may thereafter be issued and sold under the Plan and the number of shares under option will be proportionately increased or decreased, the terms relating to the price at which shares under option will be sold will be approximately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances.
In case of a reclassification or other change in the Company's shares, the Board of Directors also will make appropriate adjustments.






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                        5.  ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Committee. The Committee shall be comprised of not less than three (3) members appointed by the Board of Directors of the Company from among its members. No member of the Board of Directors shall be appointed or serve as a member of the Committee, and any such appointment or service immediately and automatically shall terminate, in the event that (i) such person is, or becomes, an Eligible Employee (as described in Section 2 of this Plan), (ii) such person is, or becomes, eligible (otherwise than as a Non-Employee Director under the Company's 1988 and 1993 Non-Qualified Stock Option Plans) for the allocation of stock or the grant of any option or stock appreciation right under any other plan of the Company or any of its affiliates (as such term is defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), or (iii) such person was described in clause (i) or clause (ii) of this Section 5 within the immediately preceding year.

        Within the limitations described herein, the Committee shall administer the Plan, select Eligible Employees to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and interpret, construe and implement the provisions of the Plan. Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

        The Committee shall select one of its members as chairman and shall hold its meetings at such times and places, and pursuant to such rules consistent with the Plan, as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the acts of the Committee.


                               6.  ELIGIBILITY

        Options may be granted only to Eligible Employees.

                           7.  DURATION OF THE PLAN

        The Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan provided that Options under the Plan must be granted within ten
(10) years from the Effective Date.

                       8.  QUALIFIED INCENTIVE OPTIONS

        It is intended that Options granted under the Plan shall be qualified incentive stock options under the provisions of Section 422A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

        (a) Price. The purchase price for shares purchased upon the exercise will be the Average Market Price on the day the Option is granted, as determined by the Committee, but in no case less than the par value of such stock; provided further that the purchase price of stock deliverable upon the exercise of a qualified incentive stock option granted to a Ten Percent Owner shall be no less than one hundred ten percent (110%) of the Average Market Price on the day the Option is granted, as determined by the





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Committee, but in no case less than the par value of such stock.  Any Option granted to a Ten Percent Owner must by its terms be exercisable within five (5) years from the date it is granted.

        (b) Number of Shares. The Agreement shall specify the number of shares which the Optionee may purchase under such Option.

        (c) Exercise of Options. The shares subject to the Option may be purchased in whole or in part by the Optionee from time to time after shareholder approval of the Plan, but in no event later than five (5) years from the date of the grant of the Option. No partial exercise may be less than one hundred (100) shares of the Common Stock of the Company, or its equivalent.

        (d) Medium and Time of Payment. Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or shares of the Class A Common Stock or Common Stock of the Company, or a combination of cash and shares of the Class A Common Stock or Common Stock of the Company. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such shares.

        (e) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        (f) Nonassignability of Option. No Option shall be assignable or transferable by an Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

        (g) Effect of Termination of Employment or Death. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company for any reason, including retirement, any unexercisable portion of the Option shall terminate, and the portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date the Optionee ceased to be an employee, but in no event after the expiration of five
(5) years from the date the Option was granted. In the event of the death of an Optionee during the option period, the Option, to the extent exercisable on the date of Optionee's death, shall be exercisable by his or her legal representative, heirs or legatees within a period of twelve (12) months from the date on which the Optionee died, but in no event after the expiration of five
(5) years from the date the Option was granted.

        (h) Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to Option immediately after such substitution over the purchase price





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thereof is not more than the excess of the aggregate fair market value of the shares subject to Option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Optionee provide that the Option must be exercised within sixty (60) days of the date of such notice or it will be terminated.

        (i) General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

        (j) Restriction on Exercise of Option. For any incentive stock option granted to an Eligible Employee under any incentive stock option plan of the Company prior to January 1, 1987, such option shall not be exercisable while there is outstanding any unexercised incentive stock option which was granted to such Eligible Employee at an earlier time. For this purpose, an option which has not been exercised in full is outstanding for the period which, under its initial terms, it could have been exercised.

                           9.  AMENDMENT OF THE PLAN

        The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the votes entitled to be cast thereon by the Company's shareholders. The Board of Directors may at any time and from time to time terminate, modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not (i) increase the maximum number of shares for which Options may be granted under the Plan either in the aggregate or to any Eligible Employee (other than increases due to changes in capitalization as referred to in Section 4 hereof), or (ii) reduce the option price or waiting period (except as otherwise expressly provided in the Plan in the case of a reorganization of the Company as referred to in Section 8(h) hereof), or (iii) extend the period during which Options may be granted or exercised, or (iv) change the class of employees eligible for incentive stock options under Section 6 hereof, or (v) otherwise materially modify (within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended) the requirements as to eligibility for participation in the Plan, or (vi) otherwise materially increase (within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended) the benefits accruing to participants under the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the consent of the Optionee affected, the Committee may amend outstanding option Agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option Agreements in such respects as it shall deem necessary in order that Options granted hereunder shall comply with the appropriate provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options."

           10.  LIMITATION ON NUMBER OF SHARES THAT MAY BE PURCHASED

        For Options granted under this Plan, the aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which incentive stock options are exercisable for the first





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time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

                              11.  BINDING EFFECT

        All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company, all Eligible Employees participating in the Plan, and all persons eligible or who become eligible to participate in the Plan.





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